Congoleum Corporation
                     Computation of Income Per Common Share
                (Amounts in thousands, except earnings per share)

                                                              Three Months Ended        Nine Months Ended
                                                                 September 30,            September 30,
                                                                1998       1997          1998       1997
                                                              ------------------       ------------------
Basic Earnings Per Common Share:

Income before extraordinary item per common and
common equivalent share                                        $3,906     $2,198        $6,978     $5,315
                                                              =======    =======       =======    =======
Extraordinary item - early retirement of debt, net of
income tax benefit                                            ($2,413)        $0       ($2,413)        $0
                                                              -------    -------       -------    -------
Income per common and common equivalent share                  $1,493     $2,198        $4,565     $5,315
                                                              =======    =======       =======    =======
Weighted average common shares outstanding                      9,038      9,820         9,038      9,920
                                                              =======    =======       =======    =======
Income per common share before extraordinary item               $0.43      $0.22         $0.77      $0.54
                                                              =======    =======       =======    =======
Extraordinary item                                             ($0.26)     $0.00        ($0.26)     $0.00
                                                              -------    -------       -------    -------
Income per common share                                         $0.17      $0.22         $0.51      $0.54
                                                              =======    =======       =======    =======
Diluted Earnings Per Common Share:

Income before extraordinary item per common and
common equivalent share                                        $3,906     $2,198        $6,978     $5,315
                                                              =======    =======       =======    =======
Extraordinary item - early retirement of debt, net of
income tax benefit                                            ($2,413)        $0       ($2,413)        $0
                                                              -------    -------       -------    -------
Income per common and common equivalent share                  $1,493     $2,198        $4,565     $5,315
                                                              =======    =======       =======    =======
Weighted average common shares outstanding                      9,038      9,820         9,038      9,920

Effect of assumed exercise of dilutive stock options (1)            0          3             0         14
                                                              -------    -------       -------    -------
Weighted average common and common equivalent
shares                                                          9,038      9,823         9,038      9,934
                                                              =======    =======       =======    =======
Income per common share before extraordinary item               $0.43      $0.22         $0.77      $0.54
                                                              =======    =======       =======    =======
Extraordinary item                                             ($0.26)     $0.00        ($0.26)     $0.00
                                                              -------    -------       -------    -------
Income per common share                                         $0.17      $0.22         $0.51      $0.54
                                                              =======    =======       =======    =======

(1) Computed based on the treasury stock method.